EXTENSION OF EMPLOYMENT AGREEMENT

     WHEREAS, the undersigned parties have entered into an Employment Agreement made and entered into as of the 31st day of May, 1993 by and between Sano Corporation, a Florida corporation (the "Company") and Charles Betlach (the "Employee"), (the "Agreement"); and

     WHEREAS, the Company and Employee each desire to extend said Agreement.

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

     1. The Agreement shall be extended for a three (3) year period commencing May 31, 1996 (the "Renewal Term") unless sonner terminated in accordance with the terms and conditions of the Agreement.

     2. The Renewal Term of the Agreement and the employment of the Employee thereunder may be renewed and extended, upon written notice delivered by the Company to the Employee at least sixty (60) days prior to the expiration of the Renewal Term or any renewal tereof for up to two (2) additional one-year periods beyond the Renewal Term.

     3. The Employee hereby waives notice from the Company of the renewal of the Agreement, as set forth in Section 2.2 of the Agreement.

     4. The Base Salary of the Employee as set forth in Section 3.1 of the Agreement shall be $150,000 commencing January 1, 1997.

     5. All other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of October 24, 1996.


                                         SANO CORPORATION


                                         By: /s/ REGINALD HARDY
                                         _________________________________
                                              Reginald Hardy, President

                                         EMPLOYEE

                                         /s/ CHARLES BETLACH
                                         _________________________________
                                         Charles Betlach